SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 05, 2009

STEN CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-18785	41-1391803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

10275 Wayzata Blvd.  Suite 310, Minnetonka, Minnesota 55305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (952) 545-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 4 through 8 are not applicable and therefore omitted.

Item 1.01

Entry into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On November 23, 2007 STEN Corporation (the “Company”) and certain of its wholly-owned subsidiaries, (collectively with the Company, the “Borrowers”), entered into a Security Agreement (the “Security Agreement”) with LV Administrative Services, Inc. (the “Agent”) as administrative and collateral agent for Valens U.S. SPV I, LLC (the “Lender”). The Security Agreement was amended effective August 22, 2008, November 4, 2008 and December 31, 2008 and January 20, 2009 by Omnibus Amendments with the Agent and the Lender.

Effective May 05, 2009, STEN and its subsidiaries (collectively, the “Companies”) entered into an Omnibus Amendment dated May 05, 2009 with the Agent and the Lender (the “Amendment”) relating to the Security Agreement. A copy of the Amendment is attached hereto as Exhibit 10.1.

Pursuant to the Omnibus Amendment dated May 5, 2009 the Lender extended an Overadvance Letter amending the additional borrowing in excess of the formula amount (overadvance) under the Security Agreement of up to $500,000 from the amendment dated January 20, 2009 and available through March 31, 2009. The Overadvance Letter dated May 05, 2009 makes the overadvance available through December 31, 2009.

Also pursuant to the Omnibus Amendment dated May 5, 2009, the parties entered into a Reaffirmation and Ratification Agreement related to its November 23, 2007 Security Agreement with the Lender. The Reaffirmation and Ratification Agreement reaffirms and ratifies the terms of all existing agreements including that of the Overadvance Letter.

In exchange for the Amendment, STEN issued the Lender a common stock purchase warrant (the “Warrant”) to purchase 1,349,592 shares of the Company’s common stock, attached hereto as Exhibit 10.4. The exercise price of the Warrant is $0.01 per share and the Warrant expires on October 31, 2013.

The summaries of the Omnibus Amendment, the Letter, the Reaffirmation and Ratification Agreement, and the Warrant do not purport to be complete and are subject to and qualified in their entirety by reference to each such document, which are included as Exhibits 10.1, 10.2, 10.3, and 10.4 of Item 9.01 to this Form 8-K and are incorporated by reference into these Items 1.01 and 2.03.

Item 3.02

The information set forth in Items 1.01 and 2.03 herein are incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The issuance of the Warrant was a transaction not registered under the Securities Act of 1933, as amended. Other than agreements with respect to the Security Agreement and the Amendment and related transactions described in the Security Agreement or above, there are no other agreements between the Company and the Lender.

Based on the manner of sale of the Warrant and representations of the Lender, who is accredited, the Company believes that pursuant to Regulation D, the issuances was part of a private placement not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, and was, therefore, exempt from the registration requirements thereof.

Item 9.01.    Financial Statements and Exhibits

Exhibit	Description
10.1

Omnibus Amendment dated May 05, 2009 by and among STEN Corporation, STEN Credit Corporation, STENCOR, Inc., STEN Financial Corp., EasyDrive Cars and Credit Corp., BTAC Properties, Inc., Alliance Advance, Inc., STEN Acquisition Corporation, and Burger Time Acquisition Corporation, and Valens U.S. SPV I, LLC, as lender, LV Administrative Services, Inc., as administrative and collateral agent.

10.2

Reaffirmation and Ratification Agreement by and among STEN Corporation, STEN Credit Corporation, STENCOR, Inc., STEN Financial Corp., EasyDrive Cars and Credit Corp., BTAC Properties, Inc., Alliance Advance, Inc., STEN Acquisition Corporation, and Burger Time Acquisition Corporation, and Valens U.S. SPV I, LLC, as lender, LV Administrative Services, Inc., as administrative and collateral agent.

10.3	Overadvance Letter extending the overadvance of $500,000 through December 31, 2009.
10.4	Common Stock Purchase Warrant dated May 05, 2009 issued by STEN Corporation to Valens U.S. SPV I, LLC for 1,349,592 shares of common stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 27, 2009	STEN CORPORATION
By: /s/ Kenneth W. Brimmer
Kenneth W. Brimmer
Chief Executive Officer